EXHIBIT 5.1
[LETTERHEAD OF THE WALT DISNEY COMPANY]

February 15, 2017

The Board of Directors
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
The Walt Disney Company
Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:
As Associate General Counsel and Assistant Secretary of The Walt Disney Company, a Delaware corporation (the “Company”), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time by the stockholder of the Company named in the prospectus constituting a part of the Registration Statement (the “Selling Security Holder”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) 1,357,657 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”); and (ii) any and all equity interests of the Company that may be issued in respect of, in exchange for, or in substitution for such shares of Common Stock by reason of any distribution, stock dividend, split (forward or reverse), combination, recapitalization, reclassification, merger, consolidation or otherwise.
In rendering the opinions set forth herein, I, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:
(a) the Registration Statement relating to the Common Stock;
(b) he Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);
(c) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”); and
(d) certain resolutions (the “Resolutions”) of the Board of Directors (the “Board of Directors”) of the Company relating to the registration and issuance of the Common Stock and related matters.
I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.
In my examination, I, or attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
I am admitted to the bar in the District of Columbia, and I do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the shares of Common Stock to be offered by the Selling Security Holder as contemplated by the Registration Statement have been duly authorized and, when issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to me in the Registration Statement and the prospectus constituting a part thereof under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 or Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ROGER J. PATTERSON
Roger J. Patterson Registered In-House Counsel in California